UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway Alameda, California 94502
(Address of principal executive offices) (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure

On April 27, 2004, UTStarcom, Inc. (“UTStarcom”) announced its results of operations for the first quarter of 2004.

Net sales for the first quarter of 2004 were $622.3 million, an increase of 88 percent over net sales of $330.5 million reported in the first quarter of 2003.

Net income for the first quarter of 2004 was $54.8 million, or $0.40 per share, compared to net income of $37.3 million, or $0.33 per share, for the first quarter of 2003, an increase in net income of 47 percent year-over-year.

Attached hereto as Exhibit 99.1 are UTStarcom’s Consolidated Statements of Operations for the three months ended March 31, 2004 and March 31, 2003 and UTStarcom’s Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003.

Item 7.  Financial Statements and Exhibits

(c) Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this current report.  (See Index to Exhibits below.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: April 27, 2004	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Senior Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	UTStarcom’s Consolidated Statements of Operations for the three months ended March 31, 2004 and March 31, 2003 and UTStarcom’s Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003.